                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant   [X]

Filed by a party other than the registrant [ ]


Check the appropriate box:


[X]   Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12



                     WARNER CHILCOTT PUBLIC LIMITED COMPANY

                (Name of Registrant as Specified In Its Charter)



                     WARNER CHILCOTT PUBLIC LIMITED COMPANY

                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

            Not applicable

(2)   Aggregate number of securities to which transaction applies:

            Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            Not applicable

(4)   Proposed maximum aggregate value of transaction:

            Not applicable

(5)   Total fee paid:

            Not applicable

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, schedule or registration statement no.:

(3)   Filing party:

(4)   Date filed:

LOGO

                     WARNER CHILCOTT PUBLIC LIMITED COMPANY


LINCOLN HOUSE                                                   JAMES G. ANDRESS
LINCOLN PLACE                               Chairman and Chief Executive Officer
DUBLIN 2, IRELAND


April 17, 2000

Dear Shareholder:

    On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of shareholders on Tuesday, May 16, 2000 at 10:00 A.M. The meeting will be held at Lincoln House, Lincoln Place, Dublin 2, Ireland.

    The matters scheduled to be considered at the meeting are the financial statements for the year ended December 31, 1999, the election of directors, the amendment of the option plan and the passage of authorizing resolutions. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

    The Board of Directors values and encourages shareholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your proxy in the envelope provided even if you plan to attend.

                                        Sincerely,


                                        JAMES G. ANDRESS
                                        Chairman and Chief Executive Officer

LOGO


                     WARNER CHILCOTT PUBLIC LIMITED COMPANY



                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS



    Notice is hereby given that the Annual General Meeting of shareholders of Warner Chilcott Public Limited Company (the "Company") will be held at Lincoln House, Lincoln Place, Dublin 2, Ireland on Tuesday, May 16, 2000, at 10:00 A.M., for the following purposes:


AS ORDINARY BUSINESS

      1. To receive and consider the Financial Statements for the year ended December 31, 1999 together with the reports of the directors and auditors thereon.

      2. To re-elect James G. Andress who retires from the board by rotation as a director of the Company.

      3. To re-elect Paul S. Herendeen who retires from the board by rotation as a director of the Company.

      4. To elect Dr. Arthur F. Haney, M.D. as a director of the Company, replacing Donald E. Panoz who retires from the board.

      5.    To authorize the directors to fix the remuneration of the auditors.


SPECIAL BUSINESS

      6. To consider and act upon a proposal to amend the Company's 1997 Incentive Share Option Scheme, as amended, to increase the number of authorized shares available for awards thereunder by 1,500,000 shares.


AS AN ORDINARY RESOLUTION

      7. To approve an ordinary resolution conferring upon the Board of Directors the power to allot shares, grant share subscription rights and rights to convert loans and other obligations into stock. The text of the resolution is as follows:

            "That the directors be and are hereby generally and unconditionally authorized in substitution for all existing authorities to exercise all powers of the Company to allot and issue all relevant securities (as defined by Section 20 of the Companies (Amendment) Act, 1983) up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company at the conclusion of this meeting, and the authority hereby conferred shall expire at the close of business on May 15, 2005) unless previously renewed, varied or revoked by the Company in general meeting. Provided however, that the Company may make an offer or agreement before the expiry of this authority which would or might require any such securities to be allotted or issued after this authority has expired and the directors may allot and issue any such securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired."


AS A SPECIAL RESOLUTION

      8. To approve a special resolution eliminating pre-emptive rights of existing shareholders for a five-year period. The text of the resolution is as follows:

            "That, subject to the passing of Resolution 7, in the notice of the Meeting, the directors be and are hereby empowered pursuant to
            Section 24 of the Companies (Amendment) Act 1983, to allot equity securities (as defined in Section 23 of that Act) pursuant to the authority conferred by the said Resolution 7 as if sub-section (1) of the said Section 23 did not apply to any such allotment provided that the power conferred by this Resolution shall expire at the close of business on the earlier of the date of the next Annual General Meeting of the Company or August 15, 2001, unless previously renewed, varied or revoked, and the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement as if the power conferred hereby had not expired."

      9. To transact such other business as may be transacted at an Annual General Meeting.

                                        By order of the Board of Directors


                                        DAVID G. KELLY
                                        Secretary


Dublin, Ireland
April 17, 2000

NOTES

(a) A shareholder entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote on his/her behalf. A proxy need not be a shareholder of the Company.

(b) Forms of proxy, to be valid, must reach the secretary of the Company at Lincoln House, Lincoln Place, Dublin 2, Ireland not later than 48 hours before the time appointed for the holding of the meeting.

                     WARNER CHILCOTT PUBLIC LIMITED COMPANY

                                  LINCOLN HOUSE
                                  LINCOLN PLACE
                                DUBLIN 2, IRELAND




                                 PROXY STATEMENT

                ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD

                                  MAY 16, 2000



                                                                  April 17, 2000


      The Board of Directors of Warner Chilcott Public Limited Company (the "Company") is soliciting your proxy for use at the annual general meeting of shareholders to be held on May 16, 2000 at 10:00 A.M., at Lincoln House, Lincoln Place, Dublin 2, Ireland. Solicitation of the proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some shareholders. We will not pay any additional compensation to officers and regular employees for any of these proxy solicitations. Expenses incurred in the solicitation of proxies will be borne by the Company.


                                 VOTING MATTERS

      The representation in person or by proxy of not less than three persons being holders of not less than one-third of the ordinary shares of the Company, par value $.05 per share (including those ordinary shares represented by American Depositary Shares ("ADSs"), is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the shareholder is present in person (which would include a body corporate represented by a corporate representative) or is represented by a properly signed proxy. Each shareholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

      Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the board of director's proposals, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

      For all matters to be voted upon at the meeting, the affirmative vote of a majority (or, in the case of a special resolution, 75%) of persons present in person or represented by proxy and voting on the matter (but so that no individual has more than one vote), or, on request for a poll, the affirmative vote of a majority of the shares voting on the matter, is necessary for approval.

      Any shareholder giving the enclosed proxy has the power to revoke such proxy prior to its exercise either by voting at the meeting, by executing a later-dated proxy or by delivering a signed written notice of the revocation to the office of the secretary of the Company not less than one hour before the meeting begins.

      On April 6, 2000, the record date with respect to the ADSs, there were outstanding and entitled to vote at the meeting 12,140,727 ordinary shares, including ordinary shares represented by the ADSs. Each outstanding ordinary share is entitled to one vote on a poll. This proxy statement is first being sent to the shareholders on or about April 17, 2000. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.


                            MATTERS TO BE ACTED UPON

1.    FINANCIAL STATEMENTS

      The financial statements for the year ended December 31, 1999, together with the reports of the directors and auditors on the financial statements, will be presented for consideration by the meeting.

2.-4. ELECTION OF DIRECTORS

      Pursuant to the memorandum and articles of association of the Company, the Board of Directors has determined that the number of directors constituting the full Board of Directors shall be ten. At each annual meeting, one-third of the directors, or if their number is not three or a multiple of three, then the number nearest to one-third, shall retire from office but may be reelected. The Board of Directors recommends that the shareholders vote FOR each nominee set forth below. We are soliciting proxies in favor of the nominees named on the following pages, and we intend to vote your proxies for those three nominees. In the event that any of the nominees is unable or unwilling to serve as a director, we intend to vote your proxy for the election of any other person as shall be designated by the Board of Directors. We do not anticipate that any of the nominees will be unable or unwilling to serve as a director.

   Information Regarding Nominees for Election of Directors

      A brief statement of the business experience and positions with the Company, a listing of other directorships and the ages (as of March 31, 2000) of each person nominated to become a director of the Company are described on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

            James G. Andress has served as the Chief Executive Officer and as a director of the Company since 1996. He became Chairman of the Board in 1998. From 1989 to 1995 he was President and Co-Chief Executive of Information Resources, Inc., a publicly traded company, which is the world's largest provider of scanner-based point of sale movement and promotion data for the consumer packaged goods industry. From 1988 to 1989 he served as Chairman, Global Pharmaceuticals of Beecham and Chairman, Health Care Products and Services of SmithKline Beecham plc. From 1984 to 1988, Mr. Andress was President and Chief Operating Officer of Sterling Drug, a publicly traded pharmaceutical and consumer products company. From 1974 to 1984, he held various positions with Abbott Laboratories, Inc., including President, Abbott Canada, Vice President, Pacific Far East, Corporate Vice President, Planning & Development and Corporate Vice President, Abbott Home Health Care Division. Mr. Andress earned his B.S. in Engineering from the United States Military Academy and his M.B.A. from the Wharton School of Finance and Commerce. Mr. Andress also serves on the Board of Directors of Allstate Insurance Company, Information Resources, Inc., Xoma Corporation, Inc., The Liposome Company, Inc., Sepracor, Inc. and Optioncare, Inc.

            Paul S. Herendeen has served as Executive Vice President and Chief Financial Officer since 1998. He has served as a Director of the Company since 1996. From 1995 to 1998, Mr. Herendeen served as a Principal of Dominion Management Corp. Prior to joining Dominion, Mr. Herendeen was an investment professional with Prudential Equity Investors and held various investment banking positions with Oppenheimer & Co., Inc. and Continental Bank. Mr. Herendeen has a B.S. in Management from Boston College and an M.B.A. from the Darden School at the University of Virginia. Mr. Herendeen has served on the Board of Directors of several private companies.

            Arthur F. Haney is the Roy T. Parker Professor of Obstetrics and Gynecology at Duke University Medical Center and Director of Duke's Division of Reproductive Endocrynology and Infertility since 1981. Dr. Haney received a B.S.E.E. from the University of Pennsylvania and an M.D. from the University of Arizona College of Medicine.

5. ELECTION OF AUDITORS

      Under Irish law, the firm of KPMG Peat Marwick LLP is automatically re-elected as the auditors to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000. In accordance with usual practice, the directors are seeking authority to determine the remuneration of our auditors. We intend to vote your proxy for this resolution unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.

      Representatives of KPMG Peat Marwick LLP will be present at the annual meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.


6. AMENDMENT OF INCENTIVE SHARE OPTION SCHEME

      The Incentive Share Option Scheme of the Company was originally adopted on April 3, 1997 and has been amended in various respects on February 23, 1998 and June 3, 1999. The Scheme provides for the granting of options to purchase ordinary shares of the Company to officers, directors, employees, consultants and members of the Company's medical advisory board. The Scheme currently provides that no more than 1,500,000 shares are available for grant. As of March 31, 2000, there were no remaining shares available for grant under the Scheme as 1,486,304 shares have been reserved for issuance pursuant to outstanding options and 13,696 shares have been issued pursuant to exercised options.

      The purpose of the Scheme is to enhance the Company's ability to attract, retain and provide incentive to present and future executive, directorial, managerial, marketing, sales and other employees of the Company and its subsidiaries by affording such grantees the opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares. The Company's Board of Directors believes that the Scheme has been successful to date in accomplishing its purpose, and on February 28, 2000, they approved an amendment of Section 5e of the Scheme to increase the maximum number of shares available for grant under the Scheme to 3.0 million shares. At the Annual Meeting a resolution will be submitted seeking approval of the stockholders for this amendment.

      Accordingly, the Board of Directors recommends that the stockholders vote FOR the proposal to amend section 5e of the Company's Incentive Share Option Scheme to increase the number of authorized shares available for awards thereunder by 1,500,000 shares. We intend to vote your proxy in favor of this amendment unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.


7. AUTHORITY TO ALLOT SHARES

      Irish company law restricts the power of the Board of Directors to allot shares and to grant share subscription rights and rights to convert loans and other obligations of a company into shares unless the shareholders pass a resolution conferring such powers on the Board of Directors for periods of up to five years. The Board of Directors recommend that the stockholders vote FOR the proposal. We intend to vote your proxy in favor of this resolution unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.


8. ELIMINATION OF PRE-EMPTIVE RIGHTS

      Irish law provides that issuances of equity shares for cash (and rights to subscribe for or convert into equity shares for cash) must be offered, pro rata, to the existing shareholders of equity shares. The shareholders may by special resolution eliminate this requirement for periods up to five years. The Board of Directors recommends that the stockholders vote FOR the proposal. We intend to vote your proxy in favor of this resolution unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.

9. OTHER BUSINESS

      The Board of Directors does not know of any other business to be presented at the annual meeting. If any other matters properly come before the meeting, however, we intend that the persons named in the enclosed for of proxy will vote your proxy in accordance with their best judgment.

                 EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

    The following is a list of the names and ages of the Company's executive officers, directors and certain key employees, indicating all positions and offices with the Company held by each such person and each such person's principal occupations or employments during the past five years.

  NAME                          AGE    PRINCIPAL BUSINESS EXPERIENCE WITHIN LAST FIVE YEARS
----------------------------    ---    -----------------------------------------------------------------------------
James G. Andress............     61    Chief Executive Officer and a Director since 1996.  Chairman of the Board since 1998.  President and Co-Chief Executive Officer of Information
                                       Resources, Inc. from 1989 to 1995.

Roger M. Boissonneault......     51    President and Chief Operating Officer since 1996.  Director since 1998.  From
                                       1976 to 1996 served in various capacities with Warner Lambert Company, including Vice-President, Female Health Care.

Paul S. Herendeen...........     44    Executive Vice President and Chief Financial Officer since 1998.  Director since 1996.  From 1995 to 1998 served as a Principal of Dominion Management
                                       Corp.  Investment professional with Prudential Equity Investors, 1990 to 1995.

Diane M. Cady...............     45    Senior Vice President, Investor Relations and Corporate Communications since
                                       1999. From 1996 to 1999 served as Vice President, Investor Relations,
                                       Alpharma, Inc.  Vice President, PLYGEM Industries, Inc. from 1986 to 1996.

Norma A. Enders.............     37    Senior Vice President of Regulatory Affairs since 1996.  From 1985 to 1996 served with Warner Lambert Company with responsibility for Warner
                                       Chilcott Division Regulatory Affairs.

Beth P. Hecht...............     36    Senior Vice President and General Counsel since 1999.  From 1997 to 1999 served as General Counsel, Vice President and Secretary, ChiRex Inc.,
                                       Corporate Counsel and Secretary, Alpharma Inc. from 1993 to 1997.

David G. Kelly..............     38    Group Vice President, Finance since 1995.  Corporate Secretary since
                                       1997.  Prior to 1995 served in various capacities with Elan Corporation, plc.

Christopher J. Gabanski.....     47    Vice President, Dermatology Sales since 1998.  From 1997 to 1998 served as Vice President, Sales, of Genderm Corp.  From 1992 to 1996 served as
                                       Regional Sales Director of Neutrogena Dermatologics, a Johnson and
                                       Johnson Company.

Elizabeth Greenberg.........     42    Vice President, Human Resources since 1999.  From 1988 to 1999 served as Vice
                                       President, Human Resources, Vital Signs, Inc.

A. Dominick Musacchio.......     56    Vice President, New Business Development since 1996.  From 1973 to 1996 served in various capacities with Warner Lambert Company, including
                                       Director, Marketing and Sales.

Robert K. Pallas............     59    Vice President, Sales since 1998.  Consultant to Warner Chilcott, Inc.
                                       from 1997 to 1998.  Consultant in Sales and Marketing to Schering
                                       Plough Corporation from 1994 to 1997.

William J. Poll.............     48    Vice President, Finance and Trade Relations since 1996.  From 1977 to 1996 served in various capacities with Warner Lambert Company, including
                                       Director of Financial Information Services.

  NAME                          AGE    PRINCIPAL BUSINESS EXPERIENCE WITHIN LAST FIVE YEARS
----------------------------    ---    ------------------------------------------------------------------------
Kathleen A. Wickman.........    48     Vice President, Marketing since 1999. Strategic Business Director for
                                       Berlex Laboratories, a unit of Schering AG,  from 1996 to 1999.  Group
                                       Product Director for Berlex Laboratories from 1994 to 1996.

Tina M. deVries, Ph.D.......    39     Senior Director of Research and Development since 1996. From 1989 to
                                       1996 served with Warner Lambert Company in Research and
                                       Development.

James H. Bloem..............    49     Director since 1997. Independent business and financial consultant since
                                       1999.  Executive Vice President of Perrigo Company from 1995 to 1999.

Harold N. Chefitz...........    65     Director since 1995. Partner in the investment firm of Boles Knop &
                                       Company, LLC.

Bruce L. Downey.............    52     Director since 1997. Chairman, Chief Executive Officer and President of
                                       Barr Laboratories, Inc. since 1994.

Arthur F. Haney, M.D........    54     Director since 2000. Roy T. Parker Professor of Obstetrics and Gynecology
                                       at Duke University Medical Center and Director of Duke's Division of
                                       Reproductive Endocrinology and Infertility since 1981.

Thomas G. Lynch.............    43     Director since 1992. Executive Vice President and Chief Financial Officer
                                       of Elan since 1993.

David B. Pinkerton..........    39     Director since 1996. Managing Director Alternative Investments for AIG
                                       Global Investment Corp. ("AIG") since 1984.

Didier Voydeville...........    48     Director since 1999. Chairman and Chief Executive Officer, La Financiere
                                       de Dion since 1994. Advisor to Halisol S.A. and Madame Nicole Bru.


                       DIRECTORS MEETINGS AND COMPENSATION

DIRECTORS MEETINGS

      The Board of Directors held six regular meetings and five special telephonic meetings during the year ended December 31, 1999 ("fiscal 1999"). The Audit Committee, which currently consists of James H. Bloem (Chairman), Thomas
G. Lynch and David B. Pinkerton, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits. The Compensation Committee approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. The Compensation Committee currently consists of Thomas G. Lynch (Chairman), Harold N. Chefitz and James H. Bloem. There is no standing nominating committee. During fiscal 1999, each of the Company's incumbent directors participated either in person or by alternative in excess of 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which such director was a member. During fiscal 1999, the Compensation Committee met, either in person or by telephonic meeting, one time and the Audit Committee met, either in person or by telephonic meeting, two times.

COMPENSATION OF DIRECTORS

      As of 1999, directors who are also officers of the Company do not receive compensation from the Company for their services as directors. Those directors who are not officers of the Company (the "Outside Directors") (currently James
H. Bloem, Harold N. Chefitz, Bruce L. Downey, Arthur F. Haney, Thomas G. Lynch, David B. Pinkerton and Didier Voydeville) currently receive $10,000 annually (paid in equal quarterly installments) for their services as directors. In addition, the Outside Directors receive 5,000 options on the date of the Annual Meeting, plus, for new directors only, an initial grant of 10,000 options. The Outside Directors are also paid $1,000 for each board meeting attended in person, $500 for each board meeting attended by phone, $1,000 for each committee meeting attended in person and $500 for each committee meeting attended via telephone.

                MANAGEMENT COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY COMPENSATION TABLE

      The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Andress and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1999 (collectively, the "named executives").

                                                          ANNUAL COMPENSATION
                                           ------------------------------------------------
                                                                                     OTHER           SECURITIES      OTHER
                                                      SALARY       BONUS          COMPENSATION       UNDERLYING    BENEFITS/
                                           FISCAL                                                     OPTIONS     COMPENSATION
      NAME AND PRINCIPAL POSITION           YEAR        ($)         ($)                ($)              (#)           ($)
-----------------------------------------------------------------------------------------------------------------------------
James G. Andress.......................     1999      326,161     225,000               --              50,000     15,212(1)
   Chief Executive Officer and              1998      313,750      --               10,000(3)           50,000     20,254(1)
   Chairman                                 1997      300,000     175,000        1,907,500(3)(5)       500,000     19,691(1)

Roger M. Boissonneault.................     1999      254,260     200,000               --             100,000     15,492(1)
   President and Chief Operating            1998      222,917     100,000           10,000(3)           25,000     20,254(1)
   Officer                                  1997      207,061     120,000          570,000(5)          150,000     19,920(1)

Paul S. Herendeen......................     1999      241,760     200,000               --              30,000     15,492(1)
   Executive Vice President and             1998      206,250     100,000          189,500(2)          200,000     19,400(1)
   Chief Financial Officer

Norma A. Enders........................     1999      140,058      60,000               --              15,000     14,382(1)
   Senior Vice President,                   1998      118,333      50,000               --              10,000     14,929(1)
    Regulatory Affairs

Beth P. Hecht..........................     1999      165,625      75,000           25,000(4)           75,000     12,530(1)
   Senior Vice President                    1998           --          --               --                  --         --
    and General Counsel


---------------------
(1) Represents amounts contributed for the benefit of the named executive under the Company's 401(k) Plan, and Group Life and Health Insurance Plans.

(2) Represents reimbursement of relocation expenses in the amount of $104,500, a signing bonus of $75,000 and director fees of $10,000 as described in (3).

(3) Represents fees paid to serve as a director on the Company's board which were $10,000 annually for 1998 and $7,500 annually for 1997. Beginning in 1999, directors who are also officers of the Company do not receive compensation from the Company for their services as directors.

(4) Represents signing bonus.

(5) Represents the difference between estimated fair value and exercise price of the Ordinary Shares underlying warrants awarded.

OPTION GRANTS IN FISCAL YEAR 1999

      The following table discloses, for the named executives (a) the number of shares as to which options and/or warrants were granted during 1999 and (b) the option exercise price (which was in all cases, not less than the market price on the date of the grant).

                                       INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------
                                                   PERCENT OF                                           POTENTIAL REALIZED VALUE
                                                      TOTAL                                              AT ASSUMED ANNUAL RATES
                                  NUMBER OF          OPTIONS                                                OF STOCK PRICE
                                 SECURITIES         GRANTED TO        EXERCISE                           APPRECIATION FOR OPTION
                                 UNDERLYING         EMPLOYEES          OF BASE                                  TERM,(2)
                                   OPTIONS          IN FISCAL           PRICE           EXPIRATION        ----------------------
NAME                               (#)(1)              YEAR            ($/Sh)              DATE            5% ($)       10% ($)
----                               ------              ----            ------              ----            ------       -------
James G. Andress............       50,000             7.95%             8.13              2/11/09           255,824      643,022
Roger M. Boissonneault......   40,000/60,000         15.91%          8.13/7.06       2/11/09 & 8/14/09      477,357    1,172,862
Paul S. Herendeen...........       30,000             4.77%             8.13              2/11/09           153,494      385,813
Norma A. Enders.............       15,000             2.39%             8.13              2/11/09            76,747      192,906
Beth P. Hecht...............       75,000            11.93%             6.75              1/1/09            359,609      938,140

-----------------
(1) Compensatory options granted by the Company generally vest over four years and expire on the earlier of ten years from the date of grant or after a specified period following the participant's separation from the Company. The options granted to the named executives in 1999 were issued in this manner, with the exception of options granted to Ms. Hecht of which 25,000 vested immediately. The exercise price is the fair market value at the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on share option exercises will depend on the future performance of the Ordinary Shares on the date on which the options are exercised.


OPTION EXERCISES AND YEAR END VALUES FOR FISCAL YEAR 1999

    The following table shows information regarding the exercise of stock options during fiscal 1999 by the named executives and the number and value of any unexercised stock options held by them as of December 31, 1999:


                                   SHARES                       NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                ACQUIRED ON        VALUE         OPTIONS/WARRANTS AT         IN THE MONEY OPTION/WARRANTS
                                  EXERCISE        REALIZED            FY-END(#)                AT FY-END EXERCISABLE/
             NAME                   (#)              ($)       EXERCISABLE/UNEXERCISABLE           UNEXERCISABLE(1)
-----------------------------------------------------------------------------------------------------------------------
James G. Andress............        --                --          437,500/162,500             $774,953/$267,797
Roger M. Boissonneault......        --                --          144,063/130,937             $255,699/$300,363
Paul S. Herendeen...........        --                --          115,625/124,375              $53,352/$92,023
Norma A. Enders.............        --                --           37,813/22,187                $7,366/$27,746
Beth P. Hecht...............        --                --           37,500/37,500              $128,906/$128,906

----------------
(1) Based on the closing price of $10.19 for the ADSs as reported by the Nasdaq National Market on December 31, 1999, less the applicable option exercise price.

EMPLOYMENT AGREEMENTS

      Messrs. Andress, Boissonneault, Herendeen, Cady, Enders and Hecht have signed employment agreements with the Company. Each employment agreement is terminable by either party without notice, subject to certain termination provisions which include the payment of a severance amount consisting of the executive officer's then current salary for a period of twelve or eighteen months plus all other amounts and benefits to which the executive is entitled if the Company terminates the executive officer's employment without cause. These contracts contain non-compete provisions which restrict the executive officers from being involved in, for the period of their employment and for any period for which the executive officer receives payment, including any severance amount, from the Company, any business which is in competition with the business of the Company. In addition, each employment agreement contains an express obligation of confidentiality in respect of the Company's technological and commercial secrets and agreement to assign all intellectual property rights to the Company.


CERTAIN TRANSACTIONS

      In March 1999 the Company reached a binding agreement with Elan Corporation, plc. ("Elan") under which Elan re-acquired the marketing rights to an isosorbide-5-mononitrate product ("IS5MN-PM") that Elan had been developing for the Company. Under terms of the agreement, as of March 31, 1999, Elan was obligated to make a payment to the Company in an amount equal to the Company 's remaining contractual obligation relating to the development of IS5MN-PM. On June 24, 1999, the Company executed the definitive agreement licensing the IS5MN-PM to Elan. Under the agreement, additional license fees would be due to the Company upon the completion of certain milestones including FDA approval of the pending ANDA for the product. The Company would also be entitled to receive royalties based upon revenues derived from the product.

      On January 8, 1999, the Company announced that an entity formed by selected members of senior management, including the named executives, acquired 600,000 shares of the Company's stock from Elan. Under the terms of the transaction, Elan retained the right to proceeds from the sale of the shares at prices up to $11.50. Thereafter, Elan would be entitled to receive 50% of any realized gains.

      On October 17, 1994, the Company and Elan entered into a Shareholder's Agreement, pursuant to which Elan is entitled to appoint one director to the Board of Directors of the Company. In addition, on August 13, 1997, the Company and Barr Laboratories, Inc. entered into a shareholder's agreement granting Barr the right to appoint one director to the Board of Directors of the Company.

      The Company and Elan entered into an Administrative Support Agreement dated as of October 17, 1994, pursuant to which Elan is obligated to provide certain routine management and administrative services to the Company. Thomas G. Lynch, who is a director of the Company, is an executive officer and director of Elan.


REPORT OF THE COMPENSATION COMMITTEE

      The executive compensation program of the Company is administered by the Compensation Committee which in 1999 was composed of Mr. Lynch, who served as Chairman, and Messrs. Bloem and Chefitz.

      The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The Compensation Committee has the authority of the Board of Directors with respect to the compensation, benefit and employment policies and arrangements for executive officers and other highly paid personnel of the Company, except the chief executive officer, chief operating officer and president and chief financial officer, as to whom the committee makes compensation recommendations to the Board of Directors. The committee also has authority with respect to the compensation and benefit plans generally applicable to the company's employees.

      This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 1999 as they affected the named executives.

  Compensation Philosophy

      The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are committed to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

      -     Competitive and Fair Compensation

                  The Company is committed to providing an executive
            compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

      -     Sustained Performance

                  Executive officers are rewarded based upon corporate
            performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development, introduction of new processes and products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

      In evaluating each named executive's performance, the Company generally conforms to the following process:

      - Company and individual goals and objectives are set at or prior to the beginning of the performance cycle.

      - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

      - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

      - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary stock compensation levels.

      Annual compensation for the Company's executives generally consists of three elements: salary, bonus and stock options. Bonuses totaling $760,000 were paid to the named executives for 1999.

      The salaries for executives are generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, timely development and introduction of new products, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

      Compensation for the named executives also includes the long-term incentives afforded by stock options. The stock option program is designed to provide the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by a named executive of corporate, business group or individual performance goals. On December 31, 1998 the Company granted stock options to purchase an aggregate of 75,000 ordinary shares to a named executive officer at an exercise price of $6.75 per share. On February 10, 1999 the Company granted stock options to purchase an aggregate of 135,000 ordinary shares to the named executives at an exercise price of $8.125 per share. On June 3, 1999 the Company granted stock options to purchase an aggregate of 40,000 ordinary shares to directors at an exercise price of $7.875 per share. On August 13, 1999 the Company granted stock options to purchase an aggregate of 60,000 ordinary shares to a named executive at an exercise price of $7.0625 per share.


  Mr. Andress' 1999 Compensation

      Mr. Andress is eligible to participate in the same executive compensation available to the other named executives. The Compensation Committee believes that Mr. Andress' annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

PERFORMANCE GRAPH

      The following graph compares the cumulative total return on $100 invested on August 13, 1997 (the first day of public trading of the ADSs) through December 31, 1999 (the last day of public trading of the ADSs in fiscal 1999) in the ADSs of the Company, the Nasdaq National Market Index and an index of comparable companies consisting of Forest Laboratories, Inc., KOS Pharmaceuticals, Inc., Dura Pharmaceuticals, Inc., Jones Pharmaceutical, Inc., K-V Pharmaceutical Company and Medicis Pharmaceutical Corporation. The mix of companies used for the comparable companies index was modified from the previous performance graph included in the Company's 1999 Proxy Statement due to changes in ownership of two companies. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                  COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG

                     WARNER CHILCOTT PUBLIC LIMITED COMPANY

                        NASDAQ NATIONAL MARKET INDEX AND

                           COMPARABLE COMPANIES INDEX

                                      LOGO

                                  [LINE GRAPH]

----------------------------------------------------------------------------------------------------------------------
                                                                                              COMPARABLE COMPANIES
                               WARNER CHILCOTT PUBLIC              NASDAQ NATIONAL                   INDEX
          DATE                    LIMITED COMPANY                   MARKET INDEX
----------------------------------------------------------------------------------------------------------------------
                                   [DIAMOND]                        [TRIANGLE]                      [BOX]
----------------------------------------------------------------------------------------------------------------------
        8/13/97                       $100.00                          $100.00                      $100.00
----------------------------------------------------------------------------------------------------------------------
        12/31/97                       $69.72                          $99.18                       $117.36
----------------------------------------------------------------------------------------------------------------------
        12/31/98                       $38.02                          $138.48                      $136.33
----------------------------------------------------------------------------------------------------------------------
        12/31/99                       $57.41                          $252.78                      $164.90
----------------------------------------------------------------------------------------------------------------------

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth below certain information regarding beneficial ownership of the Company's ordinary shares (including the ADSs) at February 29, 2000 (i) by each person who is known to own beneficially more than five percent of the ordinary shares (including the ADSs) (ii) by the Company's directors, (iii) by the Company's executive officers and (iv) by all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named therein have sole voting power and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated, the address of each person is the Company's headquarters, located at Lincoln House, Lincoln Place, Dublin 2, Ireland.


-------------------------------------------------------------------------------------------------------------
Beneficial Owner                                  Number of Ordinary Shares         Percentage of Outstanding
                                                                                    Ordinary Shares (1)
-------------------------------------------------------------------------------------------------------------
Elan Corporation, plc (2)                                  2,631,290                         20.91%
  Lincoln House, Lincoln Place
  Dublin 2, Ireland
-------------------------------------------------------------------------------------------------------------
William H. Gates III (3)                                   1,518,039                         12.23%
  2365 Carillon Point
  Kirkland, WA 98033
-------------------------------------------------------------------------------------------------------------
Warner-Lambert Company (4)                                 1,130,158                          8.37%
  201 Tabor Road
  Morris Plains, NJ 07950
-------------------------------------------------------------------------------------------------------------
State of Wisconsin Investment Board                        1,075,000                          8.68%
  121 East Wilson Street
  Madison, WI 53703
-------------------------------------------------------------------------------------------------------------
Wellington Management Company, LLP                           816,900                          6.60%
  75 State Street
  Boston, MA 02109
-------------------------------------------------------------------------------------------------------------
Halisol S.A. (5)                                             788,843                          6.36%
  112 Avenue Kleber
  75116 Paris
  France
-------------------------------------------------------------------------------------------------------------
James G. Andress (6) (7)                                     607,500                          4.73%
-------------------------------------------------------------------------------------------------------------
Roger M. Boissonneault (6) (8)                               285,750                          2.28%
-------------------------------------------------------------------------------------------------------------
Paul S. Herendeen (6) (9)                                    252,500                          2.02%
-------------------------------------------------------------------------------------------------------------
Norma A. Enders (10)                                          86,563                             *
-------------------------------------------------------------------------------------------------------------
Beth P. Hecht (6) (11)                                        71,125                             *
-------------------------------------------------------------------------------------------------------------
James H. Bloem (12)                                            6,938                             *
-------------------------------------------------------------------------------------------------------------
Harold N. Chefitz (13)                                        23,556                             *
-------------------------------------------------------------------------------------------------------------
Bruce L. Downey (14)                                           6,938                             *
-------------------------------------------------------------------------------------------------------------
Arthur F. Haney (15)                                           3,750                             *
-------------------------------------------------------------------------------------------------------------
Thomas G. Lynch (16)                                          72,881                             *
-------------------------------------------------------------------------------------------------------------
David B. Pinkerton (17) (19)                                  15,970                             *
-------------------------------------------------------------------------------------------------------------
Didier Voydeville (18)                                         1,875                             *
-------------------------------------------------------------------------------------------------------------
All directors and executive officers as a group            1,884,021                         13.89%
(21 persons)
-------------------------------------------------------------------------------------------------------------

* less than 1%.
--------------

(1) Figures are based upon 12,380,344 shares outstanding as of February 29, 2000. The figures assume exercise by only the shareholder or group named in each row of all warrants and/or options for the purchase of ordinary shares held by such shareholder or group which are exercisable within 60 days of February 29, 2000.

(2)   Amount shown represents the aggregate number of: (a) 2,426,768 ADSs, and
      (b) 204,522 ordinary shares subject to warrants which are currently exercisable; both (a) and (b) held by Elan International Services, Ltd.

(3)   Amount shown represents the aggregate number of: (a) 1,484,441 ADSs, and
      (b) 33,598 ordinary shares subject to warrants which are currently exercisable; both (a) and (b) held by Mr. Gates and Castle Gate, LLC.

(4) Based on 1,130,158 ordinary shares subject to warrants which are currently exercisable, held by Warner-Lambert

      Company.

(5) Amount shown represents the aggregate number of (a) 773,825 ADSs and (b) 15,018 ordinary shares subject to warrants which are currently exercisable: (a) and (b) held by Halisol, S.A. and its Chairwoman Madam Nicole Bur, who was a director of WCplc until 1999.

(6) Amounts shown include ordinary shares held by an entity formed by selected members of senior management, including the named executives. The amount shown for each named shareholder includes the number of shares held by such entity in which such named shareholder has a pecuniary interest. Such ordinary shares were acquired from Elan Corporation as announced on January 8, 1999. The entity, and not the named persons, has the sole power to vote such shares.

(7) Amount shown includes 475,000 ordinary shares issuable upon exercise of currently exercisable options and warrants.

(8) Amount shown includes 161,500 ordinary shares issuable upon exercise of currently exercisable options and warrants.

(9) Amount shown includes 130,000 ordinary shares issuable upon exercise of currently exercisable options and warrants.

(10) Amount shown includes 41,563 ordinary shares issuable upon exercise of currently exercisable options.

(11) Amount shown includes 40,625 ordinary shares issuable upon exercise of currently exercisable options.

(12) Amount shown represents 5,938 ordinary shares issuable upon exercise of currently exercisable options.

(13) Amount shown includes 13,556 ordinary shares issuable upon exercise of currently exercisable options and warrants.

(14) Amount shown includes 5,938 ordinary shares issuable upon exercise of currently exercisable options. Excludes (1) 250,000 ADSs; and (b) 62,500 ordinary shares subject to warrants which are currently exercisable, both
      (a) and (b) held by Barr Laboratories of which Mr. Downey serves as Chairman, Chief Executive Officer and President. Mr. Downey disclaims beneficial ownership of ADSs and shares in (a) and (b).

(15) Amount shown represents 3,750 ordinary shares issuable upon exercise of currently exercisable options and warrants.

(16) Amount shown includes 14,050 ordinary shares issuable upon exercise of currently exercisable warrants and options. Excludes 2,631,290 ordinary shares, including warrants, owned by Elan (see footnote 2 above). Mr. Lynch, who serves as a director of WCplc. Is Executive Vice President and Chief Financial Officer of Elan. Accordingly, Mr. Lynch may be deemed to share voting and dispositive power as to the shares held by Elan. Mr. Lynch disclaims beneficial ownership of such shares.

(17) Amount shown includes 13,508 ordinary shares issuable upon exercise of currently exercisable options.

(18) Amount shown represents 1,875 ordinary shares issuable upon exercise of currently options.

(19) Excludes (a) 496,120 ADSs; and (b) 7,056 ordinary shares subject to warrants which are currently exercisable: both (a) and (b) held by National Union Fire Insurance Company of Pittsburgh of which Mr. Pinkerton serves as Vice President. Mr. Pinkerton disclaims beneficial ownership of these shares.


       DIRECTOR AND OFFICER AND TEN PERCENT SHAREHOLDER SECURITIES REPORTS

      The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the ordinary shares, to file with the Securities and Exchange Commission, the Nasdaq National Market and the secretary of the Company initial reports of ownership and reports of changes in ownership of the ordinary shares of the Company.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1999, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings.


                              SHAREHOLDER PROPOSALS

      Proposals of stockholders to be presented at the 2001 annual meeting of shareholders must be received by the secretary of the Company by January 1, 2001 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the 2001 annual meeting will be scheduled for June 2, 2001.


                                  OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not know of any business to come before the annual meeting other than the matter described in the notice. If other business is properly presented for consideration at the annual meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                             SOLICITATION OF PROXIES

      Solicitation of proxies may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. We will not pay any additional compensation to officers and regular employees for proxy solicitation. Expenses incurred in the solicitation of proxies will be borne by the Company, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of ordinary shares. In addition to use of the mails, proxies may be solicited by officers and employees of the Company in person or by telephone.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's annual report for the fiscal year ended December 31, 1999, including the financial information included therein, has been filed with the Securities and Exchange Commission and is incorporated in this proxy statement by reference.

                              WARNER CHILCOTT, PLC
              INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY
        (MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON MAY 8, 2000

     The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt of WARNER CHILCOTT, plc registered in the name of the undersigned on the books of the Depositary as of the close of business on April 6, 2000 at the Annual General Shareholder's Meeting of WARNER CHILCOTT, plc to be held on May 16, 2000 in respect of the resolutions specified on the reverse hereof.


NOTES:

1. Instructions as to voting on the specified resolutions should be indicated by an "X" in the appropriate box.

2. In the absence of such Instructions on the specified resolutions, the Depositary will treat the return of this form duly signed by the due date as an express Instruction to give discretionary proxy to a person designated by the Company. In such event, the Proxy appointed by the Depositary will vote (or abstain from voting) as he or she thinks fit on the specified resolution.

                                               WARNER CHILCOTT, plc
                                               P.O. BOX 11230
                                               NEW YORK, N.Y. 10203-0230





                    (Continued and to be signed and dated on the reverse side)

AS ORDINARY BUSINESS

                                                                  FOR   AGAINST
1.   To receive and consider the Financial Statements for the     [ ]     [ ]
     year ended December 31, 1999 together with the reports of the directors and auditors thereon.

2.   To re-elect James G. Andress who retires from the board by   [ ]     [ ]
     rotation as a director of the Company.

3.   To re-elect Paul S. Herendeen who retires from the board by  [ ]     [ ]
     rotation as a director of the Company.

4.   To elect Dr. Arthur F. Haney, M.D. as a director of the      [ ]     [ ]
     Company, replacing Donald E. Panoz who retires from the board.

5.   To authorize the directors to fix the remuneration of        [ ]     [ ]
     the auditors.


SPECIAL BUSINESS

6.   To consider and act upon a proposal to amend the Company's   [ ]     [ ]
     1997 Incentive Share Option Scheme, as amended, to increase the number of authorized shares available for awards thereunder by 1,500,000 shares.


AS AN ORDINARY RESOLUTION

7.   To approve an ordinary resolution conferring upon the Board   [ ]     [ ]
     of Directors the power to allot shares, grant share subscription rights and rights to convert loans and other obligations into stock.


AS A SPECIAL RESOLUTION

8.   To approve a special resolution eliminating pre-emptive      [ ]     [ ]
     rights of existing shareholders for a five-year period.

9.   To transact such other business as may be transacted at      [ ]     [ ]
     an Annual General Meeting.